N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen North Carolina Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,032,447	0.20		5,091,689	9.36
Class B		76,669		0.16		437,231		9.36
Class C		86,342		0.16		537,186		9.36
Class I		4,487,353	0.21		18,364,388	9.36